CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1141 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated December 29, 2023 on the financial statements and financial highlights of VegTech Plant-based Innovation & Climate ETF, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2024